UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2014

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 27, 2014, Mercer International Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering by the Company of 7,000,000 shares of its common stock at a public offering price of $7.15 per share (less the underwriting discount) (the “Firm Shares Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,050,000 additional shares of its common stock at the public offering price (less the underwriting discount) (together with the Firm Shares Offering, the “Offering”), which option was exercised by the Underwriters. The Company intends to use approximately $13.5 million of the net proceeds from the Offering to further capitalize its Stendal mill to provide it with greater operational and financial flexibility and the balance will be used for targeted capital expenditures including expansion of the Company’s wood procurement and logistics operations in Germany and for general working capital purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-185246) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated March 27, 2014 and filed with the Securities and Exchange Commission on March 28, 2014 (collectively, the “Prospectus”).

This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

On March 28, 2014 and April 2, 2014, the Company issued press releases announcing the pricing and the closing, respectively, of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1. and 99.2, respectively, and are incorporated herein by reference.

In connection with the Offering, the Company is filing a legal opinion of Davis Wright Tremaine LLP, attached as Exhibit 5.1 hereto, to incorporate such opinion by reference into the Prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 27, 2014, between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Davis Wright Tremaine LLP.

23.1	Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of the Company dated March 28, 2014.

99.2	Press Release of the Company dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi Chief Financial Officer

Date: April 2, 2014

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 27, 2014, between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Davis Wright Tremaine LLP.

23.1	Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of the Company dated March 28, 2014.

99.2	Press Release of the Company dated April 2, 2014.